EXHIBIT 10.1
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                      SECOND SECURITIES PURCHASE AGREEMENT
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         THIS SECOND SECURITIES PURCHASE AGREEMENT (the "Agreement") is made this 11th day of April, 2005, by and between Global Matrechs, Inc. (the "Company"), a Delaware corporation, and Southridge Partners LP (the "Purchaser").

         WHEREAS, the Purchaser purchased from the Company, a nonnegotiable 2% secured convertible promissory note in the amount of $250,000 (the "First Note") and a warrant (the "Warrant") on or about October 19th, 2004, with an option to purchase an additional promissory note and warrant of the Company on the same terms and conditions; Purchaser purchased from the Company, a second nonnegotiable 2% secured convertible promissory note in the amount of $200,000 (the "Second Note") and a warrant (the "Warrant") on or about January 31st, 2005 on the same terms and conditions; Purchaser purchased from the Company, a third nonnegotiable 2% secured convertible promissory note in the amount of $175,000 (the "Third Note") and a warrant (the "Warrant") on or about March 2, 2005 on the same terms and conditions

         WHEREAS, the Purchaser wishes to exercise its option to purchase from the Company, and the Company wishes to sell to the Purchaser, a Fourth Note in the principal amount of $125,000 substantially in the form of Exhibit A attached hereto, and a warrant (the "Warrant") to purchase shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company, substantially in the form of Exhibit B attached hereto (the "Warrant Shares"), and to amend the option to purchase a Additional Principal Amount and warrant from the Company as follows.


         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         SECTION 1  Sale of Securities.

         1.1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance to the Purchaser of the Notes and Warrant (the "Securities").

         1.2. Agreement to Sell and Purchase the Securities. At the Closing, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company the Securities upon the terms and conditions hereinafter set forth. Subject to and in reliance upon all of the representations, warranties, covenants, terms and conditions of this Agreement, any such closing hereunder shall take place at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts, 02210 at 10:00 a.m., local time, on the dates set forth below, or at such other location, date and time as many be agreed upon between the Purchaser and the Company.

         1.3. Closing. At the closing of the sale and purchase of the Fourth Note (the "Fourth Closing"), the Company shall issue and sell, and the Purchaser shall purchase, the Fourth Note, which shall be in principal amount of $100,000 (the "Fourth Principal Amount") and the Warrant to purchase 5,000,000 shares of Common Stock, against payment by the Purchaser of the Fourth Principal Amount.
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         1.4.  Optional Closing. If, at any time prior to July 1, 2005, the
Purchaser shall deliver notice to the Company of its election to purchase an Additional Note, then there shall be an additional closing (the "Optional Closing"), at which Optional Closing the Company shall issue and sell, and the Purchaser shall purchase, an Additional Note, which shall be in principal amount of not more than $1,500,000 (the "Additional Principal Amount") and substantially in the form of Exhibit A attached hereto, against payment by the Purchaser of the Additional Principal Amount.

         SECTION 2. Grant of Security Interest. The Company hereby grants to the Purchaser, to secure the payment of the Notes, a security interest in and so pledges and assigns to the Purchaser a security interest in all of its right, title and interest to the following:

         2.1. presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to the Company arising out of the sale or lease of goods or the rendition of services by the Company, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Company and the Company's Books relating to any of the foregoing (collectively, "Accounts");

         2.2. present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and the Company's Books relating to any of the foregoing (collectively, "General Intangibles");

         2.3. present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and the Company's Books relating to any of the foregoing (collectively, "Negotiable Collateral");

         2.4. present and future inventory in which the Company has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Company's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and the Company's Books relating to any of the foregoing (collectively, "Inventory");

         2.5. books and records including: ledgers; records indicating, summarizing, or evidencing the Company's assets or liabilities, or the collateral; all information relating to the Company's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "Company's Books");

         2.6. substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiables, Collateral, Inventory, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the accounts, General Intangibles, Negotiable Collateral, Inventory or any portion thereof or interest therein and the proceeds thereof.
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         SECTION 3. Registration Rights.

         3.1. Request for Registration. If the Company proposes to register any of its securities under the Securities Act of 1933, as amended ("Act") (except for registrations on Forms S-8 or S-4 or their equivalent), it will give written notice by registered mail, at least twenty (20) days prior to the filing of each such registration statement, to the Purchaser of its intention to do so. If the Purchaser notifies the Company within ten (10) days after receipt of any such notice of its desire to include any of the Warrant Shares or Conversion Shares (together, the "Underlying Shares"), the Company shall afford the Purchaser the opportunity to have any such Underlying Shares registered under such registration statement at the Company's sole cost and expense; provided, however, that the Purchaser shall not have any registration rights with respect to that certain registration on Form SB-2 to be filed with the Securities and Exchange Commission with respect to the Private Equity Credit Agreement entered into by the Company on January 31, 2005, or any amendments thereto.

         3.2.  Limitations on Registration.

               (a) Termination of Registration Rights. These rights may be exercised at any time on an unlimited number of occasions after the date hereof until such time when all Underlying Shares may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Purchaser.

               (b) Underwritten Offerings. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required to include any Underlying Shares in such underwriting unless such Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If the underwriters reasonably believe the total amount of Underlying Shares which the Purchaser requests to be included in an underwritten offering pursuant to this Section 3, together with any other shares of Common Stock for which registration has been requested by holders with similar rights, exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the Underlying Shares and such other shares of Common Stock as the underwriters reasonably believe will not jeopardize the success of the offering, such shares so included to be apportioned pro rata among the Purchaser and other holders based on the number of shares for which registration was initially requested.

         SECTION 4. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

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         SECTION 5. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         if to the Company, to:

               Global Matrechs, Inc.
               90 Grove Street, Suite 201
               Ridgefield, Connecticut 06877
               Attn:  Michael Sheppard
               Facsimile: (203)431-6665

         with a copy to:

               Foley Hoag LLP
               155 Seaport Boulevard
               Boston, MA  022110
               Attn:  David A. Broadwin, Esq.
               Facsimile: (617) 832-7000

         if to the Purchaser, to:

               Southridge Partners LP

               c/o Krieger & Prager LLP
               39 Broadway, Suite 1440
               New York, NY  10006
               Attention:  Samuel Krieger
               Facsimile:  212-363-2999

         SECTION 6. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 7. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereto expressly waives its right to a trial by jury with respect to any adjudication arising between the parties pursuant to this Agreement.

         SECTION 8. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject


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matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.










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         IN WITNESS WHEREOF, the parties hereto have caused this Securities
Purchase Agreement to be executed as of the date first above written by their duly authorized representatives shown below:



                                   GLOBAL MATRECHS, INC.

                                   By: /s/ Michael Sheppard
                                       --------------------------

                                   Name: Michael Sheppard

                                   Title: President





                                   SOUTHRIDGE PARTNERS LP

                                   By: Southridge Capital Management LLC

                                   Its: General Partner

                                   By: /s/ Stephen M. Hicks
                                       --------------------------

                                   Title: General Partner and President

















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